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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in this Registration Statement on Form S-4 ("Registration Statement") of our report dated January 25, 2000 relating to the consolidated financial statements of Zoran Corporation and our report dated
May 26, 2000 relating to the financial statements of PixelCam, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
San Jose
September 28, 2000